AMENDMENT NO. 1

TO

STANDBY EQUITY DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 (the "Amendment") to the Standby Equity Distribution Agreement (the "Agreement"), dated August 21, 2009, between YA GLOBAL MASTER SPV LTD., a Cayman Islands exempt limited company (the "Investor") and CONQUEST PETROLEUM INCORPORATED, a corporation organized and existing under the laws of the State of Texas (the "Company") is dated September 25, 2009. Capitalized terms used but not defined herein shall have the meaning given thereto in the Agreement.

WHEREAS, the parties hereto desire to amend certain provisions of the Agreement as more fully described herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor and the Company hereby agree as follows:

1.	Amendments. Section 1.26 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Maximum Advance Amount" shall be the average of the daily trading volume for each of the 5 Trading Days prior to the Advance Notice Date.

2.	Miscellaneous.

a.	The parties hereto acknowledge and agree that, other than as set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

b.	This Amendment may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. I to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

CONQUEST PETROLEUM INCORPORATED

By:
Name: ROA.Z.-a-4144044
Title: C_F

INVESTOR:

YA GLOBAL MASTER SPV LTD.

By: Yorkville Advisors, LLC